Exhibit 32.2

CERTIFICATIONS


In connection with the Quarterly Report of Sharper Image Corporation, a Delaware corporation (the "Company"), on Form 10-Q for the period ended July 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the
"Report"), I, Jeffrey P. Forgan, Chief Financial Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.
Section 1350), that to my knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2)  The information  contained in the Report fairly  presents,  in all
              material   respects,   the  financial   condition  and  result  of
              operations of the Company.

By: /s/ Jeffrey P. Forgan
    ----------------------

Jeffrey P. Forgan
Executive Vice President and Chief Financial Officer
September 12, 2003

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